Exhibit 10.1

AMENDMENT NO. 1 TO CREDIT AGREEMENT

AMENDMENT NO. 1, dated as of March 27, 2009 (this “Amendment”), among ON ASSIGNMENT, INC., a Delaware corporation (“Borrower”), the Guarantors, UBS AG, STAMFORD BRANCH, as Administrative Agent, and the Required Lenders listed on the signature pages hereto, to the CREDIT AGREEMENT, dated as of January 31, 2007 (the “Credit Agreement”), among the Borrower, the Guarantors, each lender from time to time party thereto (collectively, the “Lenders” and, individually, a “Lender”), UBS AG, STAMFORD BRANCH, as Administrative Agent, Issuing Lender and Collateral Agent, UBS SECURITIES LLC, as Arranger, Bookmanager and Syndication Agent, UBS LOAN FINANCE, as Swingline Lender, and the Co-Documentation Agents named therein.  Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

WHEREAS, Section 10.02 of the Credit Agreement permits the Credit Agreement to be amended from time to time;

NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1. Amendments.
As of the Amendment No. 1 Effective Date (as defined below), the Credit Agreement shall be amended as follows:

(a)	Section 1.01 of the Credit Agreement is hereby amended by adding the following definitions:

“Amendment No. 1” shall mean Amendment No. 1 to Credit Agreement, which amends this Agreement, dated as of the Amendment No. 1 Effective Date, between the Borrower, the Guarantors, the Administrative Agent and the Required Lenders signatory thereto.

“Amendment No. 1 Effective Date” shall mean the date as of which Amendment No. 1 became effective.

“LC Disbursement” shall mean a payment or disbursement made by the Issuing Bank pursuant to a drawing under a Letter of Credit.

(b)                           The definition of “Applicable Margin” in the Credit Agreement is hereby amended by replacing “2.25%” with “3.75%” in clause (b)(i)  and by replacing “1.25%” with “2.75%” in clause (b)(ii).

(c)                 The definition of “Alternate Base Rate” in the Credit Agreement is hereby amended by replacing “and” before “(b)” in the first sentence with “,” and adding the following before the period in the first sentence:

“and (c) the Adjusted LIBOR Rate for an Interest Period of one-month beginning on such day (or if such day is not a Business Day, on the immediately preceding Business Day) plus 100 basis points; provided that in no event shall the Alternate Base Rate be less than 4.00% per annum”.

(d)                 The definition of “LIBOR Rate” in the Credit Agreement is hereby amended by (i) adding the following before the period in the first sentence:

“; provided that in no event shall the LIBOR Rate be less than 3.00% per annum.  Notwithstanding the foregoing, for purposes of clause (c) of the definition of Alternate Base Rate, the rates referred to above shall be the rates as of 11:00 a.m., London, England time, on the date of determination (rather than the second London Business Day preceding the date of determination)”

and (ii) replacing in the last sentence “Page 3750 of the Telerate System Incorporated Service” with “Reuters Screen LIBOR01 Page”.

(e)                 The definition of “Loan Documents” in the Credit Agreement is hereby amended by adding the following after “this Agreement”: “any amendment to this Agreement in accordance with Section 10.02,”.

(f)                           Section 2.10(g) of the Credit Agreement is hereby amended by replacing “minus the principal amount of any voluntary prepayments of Term Loans and any permanent voluntary reductions to the Revolving Commitments to the extent that an equal amount of the Revolving Loans simultaneously is repaid” with “minus the principal amount of any voluntary prepayments of Term Loans (other than the prepayment pursuant to Section 3(f) of Amendment No. 1) and any permanent voluntary reductions to the Revolving Commitments to the extent that an equal amount of the Revolving Loans simultaneously is repaid during such Excess Cash Flow Period”.

(g)	Article V of the Credit Agreement is hereby amended by adding the following as Section 5.16:

“Section 5.16 Maintenance of Ratings.  Use commercially reasonable efforts to cause the Borrower’s corporate credit (i) to be rated by Standard & Poor’s Ratings Group as soon as commercially reasonable after the Amendment No. 1 Effective Date and thereafter to continue to be rated by Standard & Poor’s Ratings Group and (ii) to continue to be rated by Moody’s Investors Service Inc.”

(h)                           Section 6.10(a) of the Credit Agreement is hereby amended by replacing the last three lines in the table with the following:

October 1, 2008 - December 31, 2008	2.00 to 1.0
January 1, 2009 - December 31, 2009	3.25 to 1.0
January 1, 2010 - September 30, 2010	3.00 to 1.0
October 1, 2010 - December 31, 2011	2.75 to 1.0
January 1, 2012 and thereafter	2.50 to 1.0

(i)                 Section 6.10(b) of the Credit Agreement is hereby amended by replacing the last line in the table with the following:

October 1, 2008 - December 31, 2008	5.000 to 1.0
January 1, 2009 and thereafter	4.000 to 1.0

(j)                 Annex I of the Credit Agreement is hereby amended by replacing the table therein in its entirety with the following:

Total	Revolving Loans Applicable Margin
Leverage Ratio	Eurodollar	ABR	Applicable Fee
Level I ≥2.5:1.0	3.75%	2.75%	0.50%
Level II <2.5:1.0 but ≥1.75:1.0	3.50%	2.50%	0.50%
Level III <1.75:1.0	3.25%	2.25%	0.375%

Section 2. Representations and Warranties.

The Borrower represents and warrants to the Lenders as of the date hereof and the Amendment No. 1 Effective Date (as defined below) that:

(a) Before and after giving effect to this Amendment, each of the representations and warranties made by any Loan Party set forth in Article III of the Credit Agreement or any other Loan Document shall be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) on and as of the Amendment No. 1 Effective Date with the same effect as though made on and as of such date, except to the extent that such representations and warranties expressly refer to an earlier date.

(b)                 At the time of and before and after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

Section 3. Conditions to Effectiveness.

This Amendment shall become effective as of the date (the “Amendment No. 1 Effective Date”) when each of the following conditions is satisfied (it being understood that if the following conditions are not satisfied by 5:00 p.m., New York City time, on March 31, 2009 this Amendment shall be void):

(a)                 The Administrative Agent (or its counsel) shall have received from (i) the Required Lenders and (ii) each of the other parties hereto, a counterpart of this Amendment signed on their behalf.

(b)                 All corporate and other proceedings taken or to be taken in connection with this Amendment and all documents incidental thereto, whether or not referred to herein, shall be reasonably satisfactory in form and substance to the Administrative Agent.

(c)                 The Borrower shall have delivered to the Administrative Agent an Officer’s Certificate, in form and substance reasonably satisfactory to the Administrative Agent, certifying that the representations and warranties in Section 2 of this Amendment are true and correct.

(d)                 The Borrower shall have paid a consent fee (the “Consent Fee”) to the Administrative Agent, for the ratable account of the Applicable Lenders (as defined below), equal to 0.50% of the aggregate outstanding principal amount of Term Loans (calculated prior to giving effect to the prepayments required by Section 3(f) of this Amendment) plus 0.50% of the aggregate amount of Revolving Commitments of the Applicable Lenders.  For the purposes of this clause (d) “Applicable Lender” shall mean each Lender that has delivered an executed counterpart of this Amendment prior to 5:00 p.m., New York City time, on March 27, 2009 or such later date and time specified by the Borrower and notified in writing to the Lenders by the Administrative Agent.

(e)                 All fees and expenses payable by the Borrower to the Administrative Agent (or its Affiliates) in connection with this Amendment, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent are paid in full.

(f)                 The Borrower shall have prepaid $15.0 million aggregate principal amount of Term Loans pursuant to Section 2.10(a) of the Credit Agreement.  Notwithstanding Sections 2.10(h) and (i) of the Credit Agreement, no prior written or telephonic notice of such prepayment shall be required, and such prepayment shall be applied to reduce scheduled prepayments required under Section 2.09 of the Credit Agreement in direct order of maturity for the scheduled prepayments due within twelve (12) months after such prepayment and thereafter to the scheduled prepayments required under Section 2.09 of the Credit Agreement on a pro rata basis among the prepayments remaining to be made on each Term Loan Repayment Date.  For the avoidance of doubt, such prepayment shall not reduce the amount of Excess Cash Flow or the amount of prepayment required under Section 2.10(g) of the Credit Agreement.

Section 4. Guarantor Reaffirmation.

Each Guarantor hereby consents to this Amendment and hereby confirms and agrees that (a) each Loan Document to which it is a party is, and shall continue to be, in full force and effect and each is hereby ratified and confirmed in all respects, and (b) the Liens granted by such Guarantor on all Collateral of such Guarantor continue to secure the payment of all of the Secured Obligations.

Section 5. Counterparts.

This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument.  Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission or an electronic transmission (whether a pdf or any other form) shall be effective as delivery of a manually executed counterpart hereof.

Section 6. Applicable Law.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 7. Headings.

The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 8. Effect of Amendment.

Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Agents under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

ON ASSIGNMENT, INC.

By:	/s/ Peter T. Dameris
Name: Peter T. Dameris
Title: Chief Executive Officer and President

VISTA STAFFING INTERNATIONAL

By:	/s/ Peter T. Dameris
Name: Peter T. Dameris
Title:

ON ASSIGNMENT STAFFING SERVICES, INC.

By:	/s/ Christina Gibson
Name: Christina Gibson
Title: President

VISTA STAFFING SOLUTIONS, INC.

By:	/s/ Peter T. Dameris
Name: Peter T. Dameris
Title:

VISTA PHYSICIAN SEARCH AND CONSULTING, INC.

By:	/s/ Peter T. Dameris
Name: Peter T. Dameris
Title:

VSS HOLDING, INC.

By:	/s/ Peter T. Dameris
Name: Peter T. Dameris
Title:

ASSIGNMENT READY, INC.

By:	/s/ Christina Gibson
Name: Christina Gibson
Title: President

OXFORD GLOBAL RESOURCES, INC.

By:	/s/ Peter T. Dameris
Name: Peter T. Dameris
Title:

UBS AG, STAMFORD BRANCH, as
Administrative Agent, Collateral Agent and Issuing Lender
By:	/s/ Mary Evans
Name: Mary Evans
Title: Associate Director

UBS LOAN FINANCE LLC, as Swingline
Lender and a Lender
By:	/s/ Mary Evans
Name: Mary Evans
Title: Associate Director

By:	/s/ Marie Haddad
Name: Marie Haddad
Title: Associate Director